UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
26533 Evergreen Road, Suite 500 Southfield, Michigan (Address of Principal Executive Offices)	48076 (Zip Code)
Registrant’s telephone number, including area code (248) 483-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.
The Audit Committee of Covisint Corporation (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm for the year ended March 31, 2016. On May 27, 2015, the Audit Committee determined to dismiss Deloitte & Touche LLP (“D&T”) as the Company's independent registered public accounting firm effective immediately following the Company's filing of its Annual Report on Form 10-K for the fiscal year ending March 31, 2015 (“Fiscal 2015 10-K”).

The reports of D&T on the Company's consolidated financial statements as of and for the years ended March 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended March 31, 2015 and 2014, there were no (a) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T's satisfaction, would have caused D&T to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.
The Company provided D&T with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from D&T a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of D&T's letter dated June 2, 2015 is attached as Exhibit 16.1.
Contemporaneous with the determination to dismiss D&T, the Audit Committee engaged Grant Thornton, LLP as the Company's independent registered public accounting firm for the year ended March 31, 2016, also to be effective immediately following the filing of the Company's Fiscal 2015 10-K.
During the years ended March 31, 2015 and 2014, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
Item 9.01: Financial Statements and Exhibits
(c) Exhibits.

16.1    Letter of Deloitte & Touche LLP, dated June 2, 2015.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	June 2, 2015	By:	/s/ ENRICO DIGIROLAMO
		Name:	Enrico Digirolamo
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description

16.1    Letter of Deloitte & Touche LLP, dated June 2, 2015.